Exhibit 99.3
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information is based upon the assumption that the total number of shares of Valley Green Bank ("Valley Green") common stock outstanding immediately prior to the completion of the merger will be 2,797,453 and utilizes the exchange ratio of 1.3541 for 100% of Valley Green’s outstanding shares, which will result in 3,788,031 Univest Corporation of Pennsylvania ("Univest") common shares being issued in the transaction.
The following unaudited pro forma combined consolidated financial statements as of and for the period ended September 30, 2014 combine the historical consolidated financial statements of Univest and Valley Green. The unaudited pro forma combined consolidated financial statements give effect to the merger as if the merger occurred on September 30, 2014 with respect to the consolidated balance sheet, and at the beginning of the period, for the nine months ended September 30, 2014 and year ended December 31, 2013, with respect to the consolidated income statement.
The notes to the unaudited pro forma combined consolidated financial statements describe the pro forma amounts and adjustments presented below. THIS PRO FORMA DATA IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS THAT UNIVEST WOULD HAVE ACHIEVED HAD IT COMPLETED THE MERGER AS OF THE BEGINNING OF THE PERIOD PRESENTED AND SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE OPERATIONS
The unaudited pro forma combined consolidated financial information presented below is based on, and should be read together with, the historical financial information that Univest and Valley Green have included in or incorporated by reference in this Form 8-K/A as of and for the indicated periods.

Pro Forma Combined Consolidated Balance Sheets as of September 30, 2014
Unaudited (in thousands, except share and per share data)

	Univest	Valley Green	Combined	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash	$68,408	$3,938	$72,346	$(4,604)	(6)	$67,742
Securities	360,778	12,678	373,456	—		373,456
Federal funds sold	—	34,116	34,116	—		34,116
Loans held for sale	2,156	—	2,156	—		2,156
Loans	1,597,736	366,850	1,964,586	(3,934)	(2)(3)	1,960,652
Allowance for loan losses	(21,762)	(2,561)	(24,323)	2,561	(4)	(21,762)
Loans, net	1,575,974	364,289	1,940,263	(1,373)		1,938,890
Premises and equipment, net	35,532	3,057	38,589	—		38,589
Bank-owned life insurance	61,804	—	61,804	—		61,804
Goodwill	67,717	—	67,717	45,349	(1)	113,066
Intangibles	12,625	28	12,653	2,092	(7)	14,745
Accrued interest receivable and other assets	37,202	3,528	40,730	2,678	(8)(6)	43,408
Total assets	$2,222,196	$421,634	$2,643,830	$44,142		$2,687,972
Liabilities and Shareholders' Equity
Deposits - noninterest bearing	$436,189	$43,953	$480,142	$—		$480,142
Deposits - interest bearing	1,423,954	339,650	1,763,604	1,607	(5)	1,765,211
Short term borrowings	38,005	—	38,005	—		38,005
Long term borrowings	—	—	—	—		—
Accrued interest payable and other liabilities	34,234	1,804	36,038	2,092	(9)	38,130
Total liabilities	1,932,382	385,407	2,317,789	3,699		2,321,488
Common stock	91,332	2,799	94,131	16,141	(10)	110,272
Additional paid-in capital	62,634	24,712	87,346	33,018	(10)	120,364
Retained earnings	179,903	8,927	188,830	(8,927)		179,903
Accumulated other comprehensive (loss)/income	(6,901)	(210)	(7,111)	210		(6,901)
Treasury stock	(37,154)	(1)	(37,155)	1		(37,154)
Total equity	289,814	36,227	326,041	40,443		366,484
Total liabilities and shareholders' equity	$2,222,196	$421,634	$2,643,830	$44,142		$2,687,972
Per Share Data
Common shares outstanding	16,220,249	2,797,453		3,788,031		20,008,280
Book value per common share	$17.87	$12.95				$18.32
Tangible book value per common share	12.91	12.94				11.93

Pro Forma Consolidated Statements of Income
For the Nine Months Ended September 30, 2014
Unaudited (in thousands, except per share data)

	Univest	Valley Green	Combined	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income
Loans, including fees	$51,093	$15,245	$66,338	$(98)	(2)	$66,240
Investment securities	5,748	175	$5,923	—		5,923
Other dividend and interest income	49	29	$78	—		78
Total interest and dividend income	56,890	15,449	$72,339	(98)		72,241
Interest expense
Deposits	2,932	1,552	4,484	(603)	(5)	3,881
Borrowings	25	—	25	—		25
Total interest expense	2,957	1,552	4,509	(603)		3,906
Net interest income	53,933	13,897	67,830	505		68,335
Provision for loan losses	2,959	601	3,560	—		3,560
Net interest income after provision for loan losses	50,974	13,296	64,270	505		64,775
Noninterest income
Service charges	8,605	306	8,911	—		8,911
Securities gains, net	557	—	557	—		557
Earnings on bank-owned life insurance	1,167	—	1,167	—		1,167
Gain on sale of loans	2,295	16	2,311	—		2,311
Trust commissions	5,692	—	5,692	—		5,692
Insurance commissions	8,647	—	8,647	—		8,647
Investment advisory commissions	9,144	—	9,144	—		9,144
Other	468	122	590	—		590
Total noninterest income	36,575	444	37,019	—		37,019
Noninterest expense
Salaries and employee benefits	37,533	4,493	42,026	—		42,026
Net occupancy	5,130	748	5,878	—		5,878
Furniture and equipment	4,170	114	4,284	—		4,284
PA shares tax	993	216	1,209	—		1,209
FDIC deposit insurance	1,162	55	1,217	—		1,217
Acquisition-related costs	739	477	1,216	—		1,216
Other	14,965	1,538	16,503	286	(7)	16,789
Total noninterest expense	64,692	7,641	72,333	286		72,619
Income before taxes	22,857	6,099	28,956	219		29,175
Income tax expense	5,816	2,255	8,071	77	(8)	8,148
Net income	$17,041	$3,844	$20,885	$142		$21,027
Earnings per share:
Basic	$1.05	$1.39				$1.05
Diluted	1.04	1.39				1.05

Pro Forma Consolidated Statements of Income
For the Year Ended December 31, 2013
Unaudited (in thousands, except per share data)

	Univest	Valley Green	Combined	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income
Loans, including fees	$67,950	$17,503	$85,453	$(130)	(2)	$85,323
Investment securities	9,503	220	$9,723	—		9,723
Other dividend and interest income	126	30	$156	—		156
Total interest and dividend income	77,579	17,753	$95,332	(130)		95,202
Interest expense
Deposits	4,586	1,826	6,412	(804)	(5)	5,608
Borrowings	48	3	51	—		51
Other	483	—	483	—		483
Total interest expense	5,117	1,829	6,946	(804)		6,142
Net interest income	72,462	15,924	88,386	674		89,060
Provision for loan losses	11,228	701	11,929	—		11,929
Net interest income after provision for loan losses	61,234	15,223	76,457	674		77,131
Noninterest income
Service charges	11,841	337	12,178	—		12,178
Securities gains, net	3,389	9	3,398	—		3,398
Earnings on bank-owned life insurance	2,968	—	2,968	—		2,968
Gain on sale of loans	5,135	199	5,334	—		5,334
Loss on termination of swap	(1,866)	—	(1,866)	—		(1,866)
Trust commissions	7,303	—	7,303	—		7,303
Insurance commissions	9,395	—	9,395	—		9,395
Investment advisory commissions	7,642	—	7,642	—		7,642
Other	977	216	1,193	—		1,193
Total noninterest income	46,784	761	47,545	—		47,545
Noninterest expense
Salaries and employee benefits	48,034	4,961	52,995	—		52,995
Net occupancy	5,869	867	6,736	—		6,736
Furniture and equipment	4,865	132	4,997	—		4,997
PA shares tax	1,953	156	2,109	—		2,109
FDIC deposit insurance	1,553	220	1,773	—		1,773
Restructuring charge	534	—	534	—		534
Acquisition-related costs	87	—	87	—		87
Other	18,238	2,617	20,855	381	(7)	21,236
Total noninterest expense	81,133	8,953	90,086	381		90,467
Income before taxes	26,885	7,031	33,916	293		34,209
Income tax expense	5,696	2,405	8,101	103	(8)	8,204
Net income	$21,189	$4,626	$25,815	$190		$26,005
Earnings per share:
Basic	$1.28	$1.92				$1.31
Diluted	1.27	1.92				1.31

(1)
The acquisition will be effected by the distributions of cash and issuance of shares of Univest common stock to Valley Green's common shareholders. The following unaudited pro forma combined consolidated financial information assumes that 100% of the outstanding shares of Valley Green common stock will be exchanged for Univest common stock at an exchange ratio of 1.3541 shares of Univest common stock for each share of Valley Green common stock. Additionally, Univest will pay approximately $2.2 million to Valley Green for outstanding stock options and related taxes.

The unaudited pro forma combined consolidated financial information is based upon the assumption that the total number of shares of Valley Green common stock outstanding immediately prior to the completion of the merger will be 2,797,453 and utilizes the exchange ratio of 1.3541 for 100% of Valley Green’s outstanding shares and cash of $2.2 million for Valley Green stock options and related taxes. This will result in the issuance of 3,788,031 shares of Univest common stock with a fair value of $76.7 million, for a total purchase price of $78.9 million. The final purchase price was determined based upon the fair value of Univest shares of common stock as of the merger closing, the final exchange ratio as established in accordance with the merger agreement, the number of Valley Green shares outstanding as of closing, and the number and strike price of Valley Green Options as of the merger closing. The final allocation of the purchase price will be determined after the merger is completed and additional analyses are performed to determine the fair values of Valley Green’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. The unaudited pro forma combined consolidated financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of Valley Green at their respective fair values and represents management’s best estimate based upon the information available at this time. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocation to goodwill while changes to other assets and liabilities may impact the statement of income due to adjustments in the yield and/or amortization/accretion of the adjusted assets and liabilities.

The total estimated purchase price for the purpose of this unaudited pro forma combined consolidated financial information is $78.9 million. Goodwill is created when the purchase price consideration exceeds the fair value of the assets acquired or a bargain purchase gain results when the current fair value of the assets acquired exceeds the purchase price consideration. For purposes of this analysis as of September 30, 2014, goodwill of $45.3 million results from the transaction; however, the final purchase accounting analysis will be performed as of the merger date and these amounts are subject to change based on operations subsequent to September 30, 2014, as additional information becomes available and as additional analyses are performed. The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements and a reconcilement of pro forma shares to be outstanding.

Summary of Purchase Price Calculation and Goodwill Resulting From Merger
(in thousands, except share data)

Purchase price consideration in common stock:
Valley Green shares outstanding	2,797,453
Exchange ratio	1.3541
Univest shares to be issued	3,788,031
Univest closing price	$20.24
Purchase price assigned to Valley Green shares exchanged for Univest stock		$76,670
Purchase price assigned to Valley Green stock options exchanged for cash		2,237
Total purchase price		$78,907
Net assets acquired:
Valley Green common shareholders' equity	$36,227
Core deposit intangible	2,092
Adjustments to reflect assets acquired at fair value:
Loans	(3,934)
Allowance for loan losses	2,561
Deferred tax assets	311
Adjustments to reflect liabilities acquired at fair value:
Interest bearing deposits	(1,607)
Change in control accrued payments	(2,092)	33,558
Goodwill resulting from merger		$45,349

(2)
A fair value premium of $1.304 million to reflect fair values of loans based on current interest rates of similar loans. The adjustment will be substantially recognized over approximately 10 years using an amortization method based upon the expected life of the loans and is expected to decrease pro forma pre-tax interest income by $130 thousand in the first year following consummation of the merger.

(3)
A fair value discount of $5.238 million to reflect the credit risk of the loan portfolio. No pro forma earnings impact was assumed from the loan credit adjustment. The estimated fair value of the covered loans approximates their carrying value.

(4)	Reversal of the Valley Green allowance for loan losses of $2.561 million in accordance with acquisition method of accounting for the merger.
(5)
A fair value premium of $1.607 million to reflect the fair values of certain interest-bearing deposit liabilities based on current interest rates for similar instruments. The adjustment will be recognized using an amortization method based upon the estimated maturities of the deposit liabilities. This adjustment is expected to decrease pro forma pre-tax interest expense by $804 thousand in the first year following consummation of the merger.

(6)
Cash on hand of $2.237 million is utilized in conjunction with extinguishing Valley Green stock options and cash on hand of $2.367 million is utilized for the purchase of additional Federal Reserve Bank Capital Stock.

(7)
Adjustment of $2.092 million for core deposit intangible to reflect the fair value of this asset and the related amortization using an expected life of 10 years. The amortization of the core deposit intangible is expected to increase pro forma pre-tax noninterest expense by $381 thousand in the first year following consummation of the merger.

(8)
Adjustment assumes a tax rate of 35% related to deferred taxes on fair value adjustments and on pre-tax amortization and accretion amounts in the unaudited pro forma combined consolidated statement of income.

(9)	Accrual for change in control payments of $2.092 million.
(10)
The table below sets forth an adjustment to reflect the issuance of shares of Univest common stock with a $5.00 par value in connection with the acquisition and the adjustments to shareholders’ equity for the elimination of Valley Green historical equity accounts.

Adjustment to common stock, par value $5.00	$18,940
Less: historical value of Valley Green common stock	2,799
Adjustment to common stock in the pro forma unaudited combined consolidated balance sheet	$16,141
Adjustment to additional paid-in capital	$57,730
Less: historical value of Valley Green common stock	24,712
Adjustment to additional paid-in capital in the pro forma unaudited combined consolidated balance sheet	$33,018